Exhibit 10.2

                         FIRST AMENDMENT TO TERMINATION
                              AGREEMENT AND RELEASE

           This FIRST AMENDMENT TO TERMINATION AGREEMENT AND RELEASE (this "AMENDMENT") is made and entered into as of September 30, 2004, by and between FRANKLIN CAPITAL CORPORATION, a Delaware Corporation (the "COMPANY") and STEPHEN
L. BROWN, an individual ("BROWN").

           WHEREAS, the Company and Brown have previously entered into that certain Termination Agreement and Release dated as of June 23, 2004 (the "TERMINATION AGREEMENT"); and

           WHEREAS, the Company and Brown agree to amend the Termination Agreement, as permitted by Section 9.4 thereof.

           NOW, THEREFORE, the Termination Agreement is hereby amended as follows:

     1. Wherever the term "Severance Payments" appears in the Termination Agreement, it is amended to read "Severance Payment."

     2. Section 3.1 of the Termination Agreement is amended to read in its entirety as follows:

          3.1 SEVERANCE PAYMENT. On the Separation Date, the Company shall pay to Brown cash in the amount of $250,000 (the "SEVERANCE PAYMENT").

     3. Sections 3.2, 5.2 and 5.3 of the Termination Agreement are each deleted in their entirety.

     4. Section 8 of the Termination Agreement is amended to read in its entirety as follows:

          8. TRANSITION CONSULTING SERVICES. Brown will provide consulting services to the Company pursuant to a Consulting Services Agreement in the form annexed hereto as Exhibit B, which the parties shall execute and deliver on the Separation Date.

     5.   The Termination Agreement is amended by adding the annexed Exhibit B.

                                  MISCELLANEOUS

           Section 9.1 of the Termination Agreement, governing notices; Section 9.2, the choice of law and forum selection clauses; Section 9.5, concerning severability; Section 9.6, the integration clause; and Section 9.7, providing for counterparts and facsimile signature pages, shall apply mutatis mutandis to this Amendment.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                       COMPANY:

                                       FRANKLIN CAPITAL CORPORATION


                                       /s/ Hiram Lazar
                                       -----------------------------------------
                                       HIRAM LAZAR
                                       Chief Financial Officer

                                       Address:   450 Park Avenue
                                                  New York, New York 10022







                                        /s/ Stephen L. Brown
                                       -----------------------------------------
                                       STEPHEN L. BROWN

                                       Address:   450 Park Avenue
                                                  New York, New York 10022

                                    EXHIBIT B

                          CONSULTING SERVICES AGREEMENT

                          CONSULTING SERVICES AGREEMENT

           THIS CONSULTING SERVICES AGREEMENT (this "Agreement") is made as of ______________________, 2004, by and between Franklin Capital Corporation, a Delaware corporation ("Company") and Stephen L. Brown, an individual ("Consultant") (collectively, the "Parties").

1.   CONSULTING SERVICES

     Commencing on the Separation Date, as that term is defined in the Parties' Termination Agreement and Release dated as of June 23, 2004 (the "Termination Agreement"), and continuing for a period of eight (8) months thereafter unless this Agreement is earlier terminated in accordance with
     Section 4 below (the "Term"), Consultant agrees to provide such consulting and advisory services to Company regarding historical matters concerning Company's operations and stock portfolio as may be reasonably requested from time to time during the Term by a designee of the Company's Board of Directors (the "Board"); provided, however, that Consultant shall not be required to perform any services outside of New York, New York. The manner and means of accomplishing the projects or assignments assigned by Company to Consultant shall be determined by Consultant using his best professional and independent judgment, with consideration given to the best interests of Company. The Parties acknowledge and agree that this Agreement does not create an employee/employer relationship between them. Consultant is an independent contractor, and any services performed by him under this Agreement are under his sole direction and control except to the extent of Company's interest in the final results of his efforts. Consultant shall not have the right, power or authority to enter into contracts or commitments on behalf of Company, to prepare any type of written correspondence on Company stationery, or to obligate or purport to obligate Company in any manner.

2.   COMPENSATION

     For services provided under this Agreement, Company shall pay Consultant a consulting fee in eight monthly installments of $25,000 each, the first installment of which shall be paid on the Separation Date, with the remaining installments paid on each 30th day thereafter. Company shall not withhold from the compensation payable hereunder, and Consultant shall be responsible for withholding, reporting and paying, any local, state and federal taxes, fees, and assessments of every kind and nature arising from Consultant's performance of services under this Agreement.

3.   EXPENSES.

     Company shall reimburse Consultant for reasonable, documented business expenses incurred by Consultant in the performance of Consultant's duties hereunder including, but not limited to, reasonable travel or similar expenses incurred in connection with Consultant's performance of the services required pursuant to this Agreement. Such expenses shall not be incurred without the prior consent of Company.

4.   TERMINATION.

     4.1 AUTOMATIC TERMINATION. This Agreement shall automatically terminate at any time during the Term upon the event of Consultant's death.

     4.2 TERMINATION BY CONSULTANT. Consultant may voluntarily terminate this Agreement at any time during the Term by delivering thirty (30) days prior written notice to the Company. In addition, Consultant may terminate this Agreement immediately upon notice to the Company in the event that Consultant is not paid the fees specified in Section 2 of this Agreement when due.

     4.3 TERMINATION BY THE COMPANY. The Company may terminate this Agreement at any time during the Term upon delivery to Consultant of written notice of the good-faith determination (and accompanying justification therefor) of a majority of the Board that such Agreement should be terminated for Cause (as defined below) or Consultant's Disability (as defined below). For purposes of this Agreement:

          (A) The term "CAUSE" shall mean: (i) Consultant's willful and continual failure to substantially perform the services required to be performed pursuant to this Agreement for reasons other than Consultant's incapacity due to a physical or mental illness not meeting the definition of a Disability; or (ii) Consultant's willful engagement in gross misconduct materially injurious to the Company; provided, however, that in each case Consultant shall be given written notice of any actions or omissions, and a 30-day period during which Consultant may attempt to "cure" such actions or omissions, that would otherwise give rise to a finding of Cause hereunder.

          (B) The term "DISABILITY" shall mean Consultant's physical or mental illness continuing during the Term for any period aggregating more than one hundred twenty (120) days that renders Consultant substantially unable to perform the services required to be performed pursuant to this Agreement, as determined by a qualified physician mutually acceptable to the Company and Consultant.

     4.4 EFFECT OF TERMINATION. Upon any termination or expiration of this Agreement, the Company shall pay to Consultant (or, in the event of a termination of this Agreement pursuant to Section 4.1 above, to Consultant's estate) all accrued but unpaid portions of the compensation and expenses payable to Consultant pursuant to this Agreement to which Consultant is entitled. Sections 4.4, 5 and 6 shall survive the termination or expiration of this Agreement for any reason.

5.   INCORPORATION OF PROVISIONS BY REFERENCE

     The following provisions of the Termination Agreement are incorporated by reference and made a part hereof as though fully set forth herein: Section
     9.1 (Notices); Section 9.2 (Governing Law); Section 9.4 (Amendments);
     Section 9.5 (Severability); Section 9.6 (Entire Agreement); and Section 9.7 (Counterparts).

         Section 3.3(c) of the Termination Agreement is incorporated, mutatis mutandis, by reference and made a part hereof as though fully set forth herein, with Company's performance hereunder constituting a "benefit under this Agreement."

6.   SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that Consultant may assign this Agreement at any time during the Term to Brimco, LLC, a Delaware limited liability company that is wholly owned by Consultant, without the prior consent of the Company.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                         FRANKLIN CAPITAL CORPORATION



                                         ---------------------------------------
                                         [Name]
                                         [Title]

                                         Address:      450 Park Avenue
                                                       New York, New York 10022








                                         ---------------------------------------
                                         STEPHEN L. BROWN

                                         Address:      450 Park Avenue
                                                       New York, New York 10022